Exhibit 99.1

Media Relations: Constance Griffiths (949) 230-4867 Constance.Griffiths@skyworks.com	Investor Relations: Raji Gill (949) 508-0973 Raji.Gill@skyworks.com

Skyworks Begins New Chapter Following Qorvo Combination; Reports Fourth Quarter and Fiscal 2026 Results

•Creates a Full-Stack RF Front-End Platform for Next-Generation Smartphones
•Expands Reach Across Four Secular Growth Markets – Physical AI, Defense, Infrastructure, and Automotive
•Broadens Technology Portfolio with RF GaN, Low-Voltage Power and Wired Broadband
•Targets $500 Million or More of Annual Cost Synergies
•Skyworks Standalone Revenue of $1.046 Billion, GAAP Diluted EPS of $0.15 and Non-GAAP Diluted EPS of $1.28
IRVINE, Calif., Nov. 3, 2026 – Skyworks Solutions, Inc. (Nasdaq: SWKS), a global leader in high-performance RF, precision timing, power management and mixed-signal solutions, today reported fourth fiscal quarter and fiscal year 2026 results for the period ended Oct. 2, 2026.
Skyworks’ revenue for its fourth fiscal quarter of 2026 was $1,046 million. Skyworks’ GAAP diluted earnings per share were $0.15 and non-GAAP diluted earnings per share were $1.28. For fiscal year 2026, Skyworks’ revenue was $3.96 billion, with GAAP diluted earnings per share of $1.14 and non-GAAP diluted earnings per share of $5.05.
“Today marks a new chapter for Skyworks,” said Phil Brace, chief executive officer and president of Skyworks. “Combining with Qorvo gives us the scale and the technology breadth to lead the next era of wireless, as AI moves from the infrastructure to the devices, vehicles and machines around us. In Smartphone, our portfolio now spans the RF front-end, from power management to the antenna, as 5G-Advanced and 6G drive a new cycle of RF complexity. In Diversified Growth Markets, our complementary RF GaN, power, and timing solutions expand our reach across Physical AI and Connected Edge, Defense and Aerospace, Infrastructure, and Automotive. Our focus now is execution: delivering for our customers, achieving $500 million or more of annual cost synergies and building a stronger, more diversified Skyworks.”
Recent Business Highlights
•Received favorable credit rating actions following completion of the Qorvo combination, including an upgrade to investment grade by Moody’s (Baa3) and an outlook revision to Stable from Negative by Fitch (BBB+ affirmed)
•Began realizing synergies, completing the initial consolidation of our management team and HR systems integration
•Secured timing design wins across AI data center networking, including 1.6T scale-up, scale-out and data center interconnect switches and began shipping high-performance clocks for leading AI hyperscalers’ rackscale systems
•Extended automotive design-win momentum, including an EV traction inverter gate driver win with a German premium automaker and new infotainment programs with leading global OEMs
Basis of Presentation and New Revenue Categories
“Because our combination with Qorvo closed after the end of our fiscal fourth quarter, our reported September-quarter results are Skyworks standalone,” said Philip Carter, chief financial officer and senior vice president of Skyworks. “Combined September-quarter revenue of approximately $1.98 billion, which includes an additional week in Qorvo’s fiscal quarter, provides the starting point for our first quarter as a combined company. Beginning with our first fiscal quarter of 2027, we will report on a fully combined basis, with Smartphone and Diversified Growth Markets as our revenue categories.”
September Fiscal Quarter 2026 Revenue
(in millions, unaudited)

	Skyworks	Qorvo		Combined
Net revenue	$1,046	$937	(1)	$1,983
Skyworks: three months ended October 2, 2026. Qorvo: fiscal quarter ended October 3, 2026. Combined amounts are the sum of each company’s results for its respective fiscal period; totals may not sum due to rounding.
(1) Qorvo’s fiscal quarter included an additional week of approximately $70 million.
First Fiscal Quarter 2027 Outlook
We provide earnings guidance on a non-GAAP basis because certain information necessary to reconcile such guidance to GAAP is difficult to estimate and dependent on future events outside of our control. Please refer to the attached Discussion Regarding the Use of Non-GAAP Financial Measures in this earnings release for further discussion of our use of non-GAAP measures, including quantification of known expected adjustment items.
“For the December quarter, our first as a combined company, we anticipate revenue of $1.80 billion to $1.90 billion. At the midpoint, this includes approximately $1.07 billion from legacy Skyworks and approximately $780 million from legacy Qorvo; this is the last quarter in which we will provide this split,” said Philip Carter. “Qorvo’s September quarter included an extra week, which contributed approximately $70 million of revenue. Our outlook at the midpoint is down approximately 7 percent sequentially from combined September revenue, or approximately 3 percent excluding the extra week. At the midpoint of the revenue range, we expect non-GAAP diluted earnings per share of $1.25, based on approximately 241 million diluted shares and including approximately $50 million of other expense, primarily interest on the acquisition financing.
“We expect Smartphone revenue to decline in the low teens percent sequentially, reflecting seasonality, well-known softness in the Android market as we remain focused on the premium tier, and the extra week in Qorvo’s September quarter. We expect Diversified Growth Markets revenue to grow in the low single digits sequentially, despite the extra week in the prior quarter, and in the high single to low double digits year-over-year on a combined basis, representing more than 40 percent of sales, led by data center and defense.
“Our December-quarter outlook reflects only the early stages of synergy realization. We expect to realize approximately $150 million of synergies in operating expenses within fiscal 2027, weighted to the second half of the year, and to exit fiscal 2027 at an annualized run-rate of approximately $250 million to $300 million. We remain fully committed to $500 million or more of annual cost synergies within 24 to 36 months of close.”
Skyworks’ Fourth Quarter and Fiscal Year 2026 Conference Call
Skyworks will host a conference call with analysts to discuss its fourth quarter and fiscal year 2026 results, the completed combination with Qorvo and its business outlook on Nov. 3, 2026, at 4:30 p.m. EST.
To listen to the conference call, please visit the investor relations section of Skyworks’ website at https://investors.skyworksinc.com/events-presentations. Playback of the conference call will be available on Skyworks’ website at www.skyworksinc.com/investors beginning at 9 p.m. EST on Nov. 3, 2026. Additionally, a transcript of the Company’s prepared remarks will be made available on our website promptly after their conclusion during the call.
About Skyworks
Skyworks® is a global leader in high-performance RF, precision timing, power management and mixed-signal solutions that power the intelligent, connected world. Through deep engineering expertise, Skyworks helps customers address rising complexity and deliver seamless connectivity across smartphones, vehicles, networks and critical infrastructure.

From defense and aerospace systems to the connected edge, AI infrastructure and next-generation automotive platforms, Skyworks provides the essential technologies that connect, synchronize and power physical AI, as intelligence moves out of the data center and into the real world. Harnessing decades of technical leadership and trusted partnerships across the technology ecosystem, Skyworks helps the world’s leading innovators bring next-generation products and services to market.

Skyworks is a member of the S&P 500® market index (Nasdaq: SWKS). For more information, please visit www.skyworks.com.

Safe Harbor Statement
This earnings release includes “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on Skyworks’ current expectations, estimates and projections concerning future events, prospects and results, including the expected benefits and impacts of the transactions with Qorvo. In this context, forward-looking statements often address expected future business and financial performance and financial condition, including certain projections and business trends, including with respect to future sales and revenue, as well as plans for dividend payments and stock repurchases. Forward-looking statements can often be identified by words such as “expect,” “anticipate,” “forecast,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” and similar expressions and variations or negatives of these words, or other comparable terminology that conveys uncertainty regarding future events or outcomes. All such statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transactions or to make or take any filing or other action required to consummate the transactions in a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and adversely from those projected and may affect our future operating results, financial position and cash flows, and, therefore, you should not place undue reliance on any such statements and should exercise caution in relying on forward-looking statements.

These risks, uncertainties and other important factors that may cause a difference include, but are not limited to: the risks of doing business internationally, including from trade war or trade protection measures (e.g., tariffs, retaliatory tariffs and other countermeasures or taxes), increased import/export restrictions and controls (e.g., our ability to obtain foreign-sourced raw materials, including from Chinese-based sources, as well as our ability to sell products to certain specified foreign entities only pursuant to a limited export license from the U.S. Department of Commerce), the susceptibility of the semiconductor industry and the markets addressed by our, and our customers’, products to economic cycles or changes in economic conditions, including inflation and recession that could result from trade war or trade protection measures; our reliance on a small number of key customers for a large percentage of our sales; decreased gross margins and loss of market share as a result of increased competition; our ability to obtain design wins from customers; our ability to convert design wins into revenue market acceptance of our products and our customers’ products, including market acceptance of new, emerging technologies such as AI; the mix and volume of phone models sold by our largest customer; the availability and pricing of third-party semiconductor foundry, assembly and test capacity, raw materials, including rare earth and similar minerals, supplier components, equipment and shipping and logistics services, including limits on our customers’ ability to obtain such services and materials; the impacts of the transactions with Qorvo on the businesses of Skyworks and Qorvo, including unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies, and the expansion and growth of their businesses; the failure to realize the anticipated benefits of the transactions with Qorvo, such as expected synergies and the timing of achieving those synergies, including as a result of delay in integrating the businesses of Skyworks and Qorvo; our ability to implement our business strategies; pricing trends; our ability to retain and hire key personnel; potential adverse reactions or changes to business relationships with employees, customers, other business partners or governmental entities resulting from the completion of the transactions with Qorvo; uncertainty as to the long-term value of Skyworks’ common stock; legislative, regulatory and economic developments affecting our businesses; general economic and market developments and conditions; the evolving legal, regulatory and tax regimes under which we operate; potential business uncertainty that could affect our financial performance; the unpredictability and severity of catastrophic events, including acts of terrorism, outbreaks of war or hostilities, as well as our response to any of the aforementioned factors; reduced flexibility in operating our business as a result of the indebtedness incurred in connection with the transaction with Silicon Laboratories Inc. and the substantial amount of additional indebtedness we incurred in connection with the Qorvo transactions; delays in the deployment of commercial 5G networks or in consumer adoption of 5G-enabled devices; the volatility of our stock price; changes in laws, regulations and/or policies that could adversely affect our operations and financial results, the economy and our customers’ demand for our products, or the financial markets and our ability to raise capital; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; our ability to develop, manufacture and market innovative products, avoid product obsolescence, reduce costs in a timely manner, transition our products to smaller geometry process technologies and achieve higher levels of design integration; the quality of our products and any defect remediation costs; our products’ ability to perform under stringent operating conditions; risks that we may not be able to optimize our manufacturing footprint and achieve any financial and operational benefits from such efforts, including reducing fixed costs or improving utilization rates, disruptions to our manufacturing processes, including relating to any relocation of our key facilities; our ability to successfully manage our senior management transitions; our ability to retain, recruit and hire key executives or the departure of any such executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; other economic, social, military and geopolitical conditions in the countries in which we, our customers or our suppliers operate, including the conflicts in Ukraine, Iran and other regions in the Middle East, possible disruptions in transportation networks, and fluctuations in foreign currency exchange rates; the effects of global health crises on business conditions in our industry, including the risk of significant disruptions to our business operations, as well as negative impacts to our financial condition; our ability to prevent theft of our intellectual property, disclosure of confidential information or breaches of our information technology systems; uncertainties of litigation, including potential disputes over intellectual property infringement and rights, as well as payments related to the licensing and/or sale of such rights; our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties; our ability to make certain investments and acquisitions, integrate companies we acquire and/or enter into strategic alliances; and other risks and uncertainties, including those detailed from time to time in our filings including the Joint Proxy Statement/Prospectus our Form 10-K, with the Securities and Exchange Commission. While the factors identified here and in our Form 10-K are considered representative, no such list should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on our consolidated financial condition, results of operations or liquidity.

The forward-looking statements contained in this earnings release are made only as of the date hereof, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, should circumstances change, except as otherwise required by securities or other applicable laws.

Note to Editors: Skyworks, Qorvo, the Skyworks symbol, and the Qorvo symbol are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the United States and other countries. Third-party brands and names are for identification purposes only and are the property of their respective owners.

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
(in millions, except per share amounts)	October 2, 2026	October 3, 2025	October 2, 2026	October 3, 2025
Net revenue	$1,045.7	$1,100.2	$3,959.6	$4,086.9
Cost of goods sold	618.3	652.6	2,344.7	2,404.8
Gross profit	427.4	447.6	1,614.9	1,682.1
Operating expenses:
Research and development	213.5	223.1	837.0	785.5
Selling, general, and administrative	109.3	111.7	436.1	371.5
Amortization of intangibles	0.2	0.2	0.9	0.9
Restructuring, impairment, and other charges	82.1	1.6	124.2	24.2
Total operating expenses	405.1	336.6	1,398.2	1,182.1
Operating income	22.3	111.0	216.7	500.0
Interest expense	(21.5)	(6.8)	(41.3)	(27.1)
Other income, net	9.0	17.8	38.3	53.8
Income before income taxes	9.8	122.0	213.7	526.7
Provision (benefit) for income taxes	(13.6)	(19.4)	41.6	49.6
Net income	$23.4	$141.4	$172.1	$477.1
Earnings per share:
Basic	$0.16	$0.95	$1.15	$3.09
Diluted	$0.15	$0.94	$1.14	$3.08
Weighted average shares:
Basic	149.7	148.6	150.0	154.4
Diluted	151.5	149.8	151.0	155.1

SKYWORKS SOLUTIONS, INC.
UNAUDITED RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended		Twelve Months Ended
(in millions)	October 2, 2026	October 3, 2025	October 2, 2026	October 3, 2025
GAAP gross profit	$427.4	$447.6	$1,614.9	$1,682.1
Share-based compensation expense [a]	3.2	8.0	37.2	29.5
Amortization of acquisition-related intangibles	34.0	37.6	139.7	152.5
Restructuring and other charges	—	18.1	—	43.2
Non-GAAP gross profit	$464.6	$511.3	$1,791.8	$1,907.3
GAAP gross margin %	40.9%	40.7%	40.8%	41.2%
Non-GAAP gross margin %	44.4%	46.5%	45.3%	46.7%

	Three Months Ended		Twelve Months Ended
(in millions)	October 2, 2026	October 3, 2025	October 2, 2026	October 3, 2025
GAAP operating income	$22.3	$111.0	$216.7	$500.0
Share-based compensation expense [a]	49.5	63.5	218.4	232.4
Acquisition-related expenses	35.7	1.9	132.9	5.4
Amortization of acquisition-related intangibles	34.2	37.8	140.7	153.3
Settlements, gains, losses, and impairments	66.4	21.4	67.8	19.5
Restructuring and other charges	19.1	28.4	73.3	84.7
Non-GAAP operating income	$227.2	$264.0	$849.8	$995.3
GAAP operating margin %	2.1%	10.1%	5.5%	12.2%
Non-GAAP operating margin %	21.7%	24.0%	21.5%	24.4%

	Three Months Ended		Twelve Months Ended
(in millions)	October 2, 2026	October 3, 2025	October 2, 2026	October 3, 2025
GAAP net income	$23.4	$141.4	$172.1	$477.1
Share-based compensation expense [a]	49.5	63.5	218.4	232.4
Acquisition-related expenses	35.7	1.9	132.9	5.4
Amortization of acquisition-related intangibles	34.2	37.8	140.7	153.3
Settlements, gains, losses, and impairments	66.4	21.4	67.8	19.5
Restructuring and other charges	19.1	28.4	73.3	84.7
Tax adjustments	(35.0)	(30.7)	(43.1)	(53.3)
Non-GAAP net income	$193.3	$263.7	$762.1	$919.1

	Three Months Ended		Twelve Months Ended
	October 2, 2026	October 3, 2025	October 2, 2026	October 3, 2025
GAAP net income per share, diluted	$0.15	$0.94	$1.14	$3.08
Share-based compensation expense [a]	0.33	0.42	1.45	1.50
Acquisition-related expenses	0.24	0.01	0.88	0.03
Amortization of acquisition-related intangibles	0.23	0.25	0.93	0.99
Settlements, gains, losses, and impairments	0.44	0.14	0.45	0.12
Restructuring and other charges	0.13	0.19	0.49	0.55
Tax adjustments	(0.24)	(0.19)	(0.29)	(0.34)
Non-GAAP net income per share, diluted	$1.28	$1.76	$5.05	$5.93

	Three Months Ended		Twelve Months Ended
(in millions)	October 2, 2026	October 3, 2025	October 2, 2026	October 3, 2025
GAAP net cash provided by operating activities	$33.7	$200.0	$549.9	$1,300.8
Capital expenditures	(94.7)	(56.0)	(320.6)	(195.0)
Non-GAAP free cash flow	$(61.0)	$144.0	$229.3	$1,105.8
GAAP net cash provided by operating activities margin %	3.2%	18.2%	13.9%	31.8%
Non-GAAP free cash flow margin %	(5.8)%	13.1%	5.8%	27.1%

SKYWORKS SOLUTIONS, INC.
DISCUSSION REGARDING THE USE OF NON-GAAP FINANCIAL MEASURES

Our earnings release contains some or all of the following financial measures that have not been calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”): (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating income and operating margin, (iii) non-GAAP net income, (iv) non-GAAP diluted earnings per share, and (v) non-GAAP free cash flow and free cash flow margin. As set forth in the “Unaudited Reconciliations of Non-GAAP Financial Measures” table found above, we derive such non-GAAP financial measures by excluding certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management uses these non-GAAP financial measures to evaluate our operating performance and compare it against past periods, make operating decisions, forecast for future periods, compare our operating performance against peer companies, and determine payments under certain compensation programs. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-recurring expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods and competitors more difficult, obscure trends in ongoing operations, or reduce management’s ability to make forecasts.

We provide investors with non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP net income, non-GAAP diluted earnings per share, and non-GAAP free cash flow and free cash flow margin because we believe it is important for investors to be able to closely monitor and understand changes in our ability to generate income from ongoing business operations. We believe these non-GAAP financial measures give investors an additional method to evaluate historical operating performance and identify trends, an additional means of evaluating period-over-period operating performance and a method to facilitate certain comparisons of our operating results to those of our peer companies. We believe that providing non-GAAP operating income and operating margin allows investors to assess the extent to which our ongoing operations impact our overall financial performance. We also believe that providing non-GAAP net income and non-GAAP diluted earnings per share allows investors to assess the overall financial performance of our ongoing operations by eliminating the impact of share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, settlements, gains, losses, and impairments, restructuring-related charges, and certain tax items which may not occur in each period presented and which may represent non-cash items unrelated to our ongoing operations. We further believe that providing non-GAAP free cash flow and free cash flow margin provide insight into our liquidity, our cash-generating capability, and the amount of cash potentially available to return to shareholders. We believe that disclosing these non-GAAP financial measures contributes to enhanced financial reporting transparency and provides investors with added clarity about complex financial performance measures.

We calculate non-GAAP gross profit by excluding from GAAP gross profit, share-based compensation expense, amortization of acquisition-related intangibles, and restructuring and other charges. We calculate non-GAAP operating income by excluding from GAAP operating income, share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, settlements, gains, losses, and impairments, and restructuring-related charges. We calculate non-GAAP net income and diluted earnings per share by excluding from GAAP net income and diluted earnings per share, share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, settlements, gains, losses, and impairments, restructuring-related charges, and certain tax items. We calculate non-GAAP free cash flow by deducting capital expenditures from GAAP net cash provided by operating activities. We exclude certain items identified above from the respective non-GAAP financial measure referenced above for the reasons set forth with respect to each such excluded item below:

Share-Based Compensation Expense - because (1) the total amount of expense is partially outside of our control because it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred, (2) it is an expense based upon a valuation methodology premised on assumptions that vary over time, and (3) the amount of the expense can vary significantly between companies due to factors that can be outside of the control of such companies.

Acquisition-Related Expenses and Amortization of Acquisition-Related Intangibles - including such items as, when applicable, fair value adjustments to contingent consideration, fair value charges incurred upon the sale of acquired inventory, acquisition-related expenses, and amortization of acquired intangible assets because they are not considered by management in making operating decisions and we believe that such expenses do not have a direct correlation to our future business operations and thereby including such charges does not necessarily reflect the performance of our ongoing operations for the period in which such charges or reversals are incurred.

Settlements, Gains, Losses, and Impairments - because such settlements, gains, losses, and impairments (1) are not considered by management in making operating decisions, (2) are infrequent in nature, (3) are generally not directly controlled by management, (4) do not necessarily reflect the performance of our ongoing operations for the period in which such charges are recognized, and/or (5) can vary significantly in amount between companies and make comparisons less reliable.

Restructuring and Other Charges - because these charges have no direct correlation to our future business operations and including such charges or reversals does not necessarily reflect the performance of our ongoing operations for the period in which such charges or reversals are incurred.

Certain Income Tax Items - including certain deferred tax charges and benefits that do not result in a current tax payment or tax refund and other adjustments, including but not limited to, items unrelated to the current fiscal year or that are not indicative of our ongoing business operations. Skyworks uses a normalized tax rate in its computation of the non-GAAP income tax provision to provide better consistency across reporting periods and to align with its recent historical average of current taxes. For fiscal 2026, Skyworks will apply a non-GAAP tax rate of 10%, which reflects current taxes relative to non-GAAP pre-tax income after applying certain non-GAAP tax adjustments.

The non-GAAP financial measures presented in the table above should not be considered in isolation and are not an alternative for the respective GAAP financial measure that is most directly comparable to each such non-GAAP financial measure. Investors are cautioned against placing undue reliance on these non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at these non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures may have limited value for purposes of drawing comparisons between companies as a result of different companies potentially calculating similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Our earnings release contains forward-looking estimates of non-GAAP diluted earnings per share for the first quarter of our 2027 fiscal year (“Q1 2027”). We provide this non-GAAP measure to investors on a prospective basis for the same reasons (set forth above) that we provide it to investors on a historical basis. We are unable to provide a reconciliation of our forward-looking estimate of Q1 2027 GAAP diluted earnings per share to a forward-looking estimate of Q1 2027 non-GAAP diluted earnings per share because certain information needed to make a reasonable forward-looking estimate of GAAP diluted earnings per share for Q1 2027 (other than estimated share-based compensation expense of $0.40 to $0.60 per diluted share, estimated amortization of intangibles of $0.45 to $0.65 per diluted share and certain tax items of -$0.15 to $0.20 per diluted share) is difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control. Such events may include unanticipated changes in our GAAP effective tax rate, unanticipated one-time charges related to asset impairments (fixed assets, inventory, intangibles, or goodwill), unanticipated acquisition-related expenses, unanticipated settlements, gains, losses, and impairments, and other unanticipated non-recurring items not reflective of ongoing operations. The probable significance of these unknown items, in the aggregate, is estimated to be in the range of $0.20 to $0.40 in quarterly earnings per diluted share on a GAAP basis. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.

[a] The following table summarizes the expense recognized in accordance with ASC 718 - Compensation, Stock Compensation (in millions):

	Three Months Ended		Twelve Months Ended
	October 2, 2026	October 3, 2025	October 2, 2026	October 3, 2025
Cost of goods sold	$3.2	$8.0	$37.2	$29.5
Research and development	33.3	40.9	129.7	126.9
Selling, general, and administrative	13.0	14.6	51.5	63.5
Restructuring, impairment, and other charges	—	—	—	12.5
Total share-based compensation	$49.5	$63.5	$218.4	$232.4

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
(in millions)	October 2, 2026	October 3, 2025
Assets
Cash, cash equivalents, and marketable securities	$2,606.1	$1,388.4
Accounts receivable, net	494.7	598.1
Inventory	1,070.0	754.7
Property, plant, and equipment, net	1,197.6	1,194.6
Goodwill and intangible assets, net	2,810.4	2,985.7
Other assets	1,258.0	995.5
Total assets	$9,436.8	$7,917.0

Liabilities and Equity
Accounts payable	$301.8	$236.0
Accrued and other liabilities	946.5	928.1
Debt	2,472.8	995.8
Stockholders’ equity	5,715.7	5,757.1
Total liabilities and equity	$9,436.8	$7,917.0

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Twelve Months Ended
(in millions)	October 2, 2026	October 3, 2025	October 2, 2026	October 3, 2025
Cash flows from operating activities:
Net income	$23.4	$141.4	$172.1	$477.1
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	49.5	63.5	218.4	232.4
Depreciation	73.0	72.4	289.1	278.7
Amortization of intangible assets	43.0	44.5	173.4	184.3
Deferred income taxes	(98.2)	(76.9)	(90.6)	(55.8)
Asset impairment charges	66.2	—	66.2	—
Amortization of debt discount and issuance costs	1.0	0.5	2.4	1.9
Other, net	(0.7)	(5.8)	(3.5)	(11.0)
Changes in assets and liabilities:
Receivables, net	(146.5)	(201.9)	103.5	(89.3)
Inventory	(48.7)	(43.4)	(316.7)	41.8
Accounts payable	24.8	34.5	54.8	67.1
Other current and long-term assets and liabilities	46.9	171.2	(119.2)	173.6
Net cash provided by operating activities	33.7	200.0	549.9	1,300.8
Cash flows from investing activities:
Capital expenditures	(94.7)	(56.0)	(320.6)	(195.0)
Purchased intangibles	(10.8)	(5.8)	(30.5)	(29.9)
Purchases of marketable securities	(19.0)	(217.5)	(47.7)	(633.5)
Sales and maturities of marketable securities	27.6	144.3	260.2	618.3
Other	1.0	3.9	4.3	6.1
Net cash used in investing activities	(95.9)	(131.1)	(134.3)	(234.0)
Cash flows from financing activities:
Repurchase of common stock - payroll tax withholdings on equity awards	(1.3)	(1.0)	(42.9)	(44.4)
Repurchase of common stock - stock repurchase program	(107.0)	—	(114.5)	(830.2)
Dividends paid	—	(105.6)	(320.1)	(432.6)
Proceeds from employee stock purchase plan	11.6	13.1	32.8	33.1
Proceeds from issuance of long-term debt, net	1,979.9	—	1,979.9	—
Debt financing costs	(4.9)	—	(6.0)	—
Payments of debt	—	—	(500.0)	—
Net cash provided by (used in) financing activities	1,878.3	(93.5)	1,029.2	(1,274.1)
Net increase (decrease) in cash and cash equivalents	1,816.1	(24.6)	1,444.8	(207.3)
Cash and cash equivalents at beginning of period	790.0	1,185.9	1,161.3	1,368.6
Cash and cash equivalents at end of period	$2,606.1	$1,161.3	$2,606.1	$1,161.3